Exhibit 99.1

Energy XXI Reports Fiscal Third-Quarter Results

And Provides Operational Update

•	Year-over-year quarterly volumes rise 63 percent, EBITDA climbs 78 percent
•	Debt reduced $80 million in the quarter
•	Exploration and development program advances

HOUSTON – April 27, 2011 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal third-quarter results for the period ended March 31, 2011 and provided an operational update.
For the 2011 fiscal third quarter, Energy XXI reported earnings before other income (expense), taxes, depreciation, depletion and amortization (adjusted EBITDA) of $155.4 million, compared with $87.3 million in the 2010 fiscal third quarter.  Net income attributable to common shareholders for the 2011 fiscal third quarter was $14 million, or $0.19 per diluted share, on revenues of $258.6 million and production of 41,400 barrels of oil equivalent per day (BOE/d).  The results include a $10.9 million after-tax loss on the retirement of debt during the quarter.  Oil represented 66 percent of the volumes and 88 percent of pre-hedge revenues during the quarter.  In the 2010 fiscal third quarter, the company had net income attributable to common shareholders of $9.1 million, or $0.18 per diluted share, on revenues of $150.1 million and production of 25,400 BOE/d.
“Energy XXI clearly is benefitting from the transformational acquisition of ExxonMobil Gulf of Mexico shelf assets in December 2010.  Increased production and cash flow drove continued balance sheet strengthening, with an $80 million reduction in debt during the quarter, while exploration and development activities highlighted a good quarter for the company,” Energy XXI Chairman and CEO John Schiller said.  “Early success in operating the acquired properties lends encouragement for our future capital program.”

Production Update
Production in the 2011 fiscal third quarter averaged 41,400 BOE/d.  Volumes were positively affected by the December acquisition of Gulf of Mexico properties, partially offset by temporary  issues such as pipeline and processing outages, delays in gaining operatorship of certain of the acquired properties, and freezing production equipment early in the quarter.

Exploration and Development Activity
As previously announced, Energy XXI has remained active in developing its core producing properties and pursuing high-potential exploration.  Summarized below is the status of select wells.

•
The McMoRan-operated Valentine Pontiff well in St. Mary Parish, Louisiana, which was tested at a gross rate of 54 million cubic feet of natural gas per day (MMcf/d) (approximately 8 MMcf/d net to Energy XXI),  is being placed online today.  Energy XXI has an 18.75 percent working interest and a 15 percent net revenue interest in the well.

•
At Main Pass 72, the Ashton well successfully penetrated seven hydrocarbon-bearing sands totaling 300 net feet of pay before entering the salt body at 6,380 feet. Success at the Ashton well, which is the company's first test of its reinterpreted salt-related seismic data  in the Main Pass 72 field, sets up other opportunities nearby, including the Onyx well that is expected to start drilling next month.

•
The Davy Jones offset well, which has been drilled to 30,546 feet, is in the process of being logged to evaluate the established Wilcox pay sands as well as the deeper Cretaceous section. Energy XXI has a 15.8 percent working interest and 12.6 percent net revenue interest in Davy Jones.

•
The Blackbeard East ultra-deep exploration well at South Timbalier Block 144 is continuing to make progress recovering drill pipe and tools stuck in the hole while drilling the well to 32,559 feet.  The operator has washed over and recovered 1,866 feet of stuck pipe and is proceeding with recovery efforts.  The top of the stuck pipe currently is at 27,526 feet, with the drill bit at about 28,900 feet.  Energy XXI has an 18 percent working interest and 14.35 percent net revenue interest in Blackbeard East.

•
The Lafitte ultra-deep exploration well on Eugene Island Block 223 currently is drilling below 21,185 feet towards a proposed total depth of 29,950 feet.  Energy XXI has an 18 percent working interest and a 14.6 percent net revenue interest in Lafitte.

Capital Expenditures
During the 2011 fiscal third quarter, capital expenditures, excluding acquisitions but including plug-and-abandonment costs, totaled $68.4 million, with $25 million in exploration and $43.4 million in development and other investments.  The board of directors has approved an increase in the fiscal 2011 capital program, up to $380 million from the original $250 million, largely related to the acquired Gulf of Mexico properties and the shallow-water ultra-deep drilling program.

Conference Call Tomorrow, April 28,  at 9 a.m. CDT, 3 p.m. London Time
Energy XXI will host its quarterly conference call tomorrow, April 28, at 9 a.m. CDT (3 p.m. London time). The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 80 0051 3806 (U.K.), and the confirmation code is 37266770. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers.  Tom O’Donnell, Vice President of Exploitation, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Seymour Pierce is Energy XXI’s listing broker in the United Kingdom.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measure: Adjusted EBITDA.  The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010

Net Income as Reported	$18,371	$11,088	$29,438	$15,234

Total other (income) expense	43,602	21,824	96,699	37,487
Depreciation, depletion and amortization	91,301	50,761	208,300	131,084
Income tax expense	2,132	3,651	4,162	21,104

Adjusted EBITDA	$155,406	$87,324	$338,599	$204,909

Adjusted EBITDA Per Share
Basic	$2.09	$1.72	$5.33	$5.42
Diluted	$2.09	$1.44	$5.31	$5.37

Weighted Average Number of Common Shares Outstanding
Basic	74,221	50,713	63,490	37,790
Diluted	74,421	60,730	63,732	38,126

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)
	March 31,	June 30,
	2011	2010
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$33,106	$14,224
Accounts receivable
Oil and natural gas sales	125,908	68,675
Joint interest billings	5,943	4,388
Insurance and other	2,839	4,471
Prepaid expenses and other current assets	26,040	34,479
Derivative financial instruments	1,265	19,757
Total Current Assets	195,101	145,994

Property and Equipment, net of accumulated depreciation, depletion and amortization
Oil and natural gas properties - full cost method of accounting, including $451.4 million and $144.3 million unevaluated properties at March 31, 2011 and June 30, 2010, respectively	2,594,970	1,378,222
Other property and equipment	8,364	8,028
Total Property and Equipment	2,603,334	1,386,250
Other Assets
Derivative financial instruments	2,655	14,610
Deferred income taxes	51,402	—
Debt issuance costs, net of accumulated amortization and other assets	36,959	19,637
Total Other Assets	91,016	34,247
Total Assets	$2,889,451	$1,566,491
LIABILITIES
Current Liabilities
Accounts payable	$118,200	$87,103
Accrued liabilities	101,348	68,783
Asset retirement obligations	30,919	35,154
Derivative financial instruments	123,355	1,701
Current maturities of long-term debt	2,709	2,518
Total Current Liabilities	376,531	195,259
Long-term debt, less current maturities	1,228,094	772,082
Deferred income taxes	—	37,215
Asset retirement obligations, net of current portion	310,081	124,123
Derivative financial instruments	128,606	511
Other liabilities	8,207	740
Total Liabilities	2,051,519	1,129,930
Commitments and Contingencies
Stockholders’ Equity
7.25 % Preferred stock, $0.01 par value, 2,500,000 shares authorized and 96,500 and 1,100,000 shares issued and outstanding at March 31, 2011 and June 30, 2010, respectively.	1	11
5.625 % Preferred stock, $0.001 par value, 2,500,000 shares authorized and 1,150,000 and -0- shares issued and outstanding at March 31, 2011 and June 30, 2010, respectively.	1	—
Common stock, $0.005 par value, 200,000,000 shares authorized and 74,269,851 and 50,819,109 shares issued and 74,269,198 and 50,636,719 shares outstanding at March 31, 2011 and June 30, 2010, respectively	371	254
Additional paid-in capital	1,474,122	901,457
Accumulated deficit	(491,967)	(492,867)
Accumulated other comprehensive income (loss), net of income tax expense (benefit)	(144,596)	27,706
Total Stockholders’ Equity	837,932	436,561
Total Liabilities and Stockholders’ Equity	$2,889,451	$1,566,491

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010

Revenues
Oil sales	$216,711	$114,095	$479,080	$278,438
Natural gas sales	41,925	36,032	97,509	81,102
Total Revenues	258,636	150,127	576,589	359,540

Costs and Expenses
Lease operating expense	70,066	40,832	159,487	101,307
Production taxes	721	870	2,131	3,152
Depreciation, depletion and amortization	91,301	50,761	208,300	131,084
Accretion of asset retirement obligations	9,907	6,335	22,229	17,641
General and administrative expense	23,155	14,452	57,538	36,540
Loss (gain) on derivative financial instruments	(619)	314	(3,395)	(4,009)
Total Costs and Expenses	194,531	113,564	446,290	285,715

Operating Income	64,105	36,563	130,299	73,825

Other Income (Expense)
Bridge loan commitment fees	—	—	(4,500)	—
Loss on retirement of debt	(12,199)	—	(17,383)	—
Other income	15	13	176	29,657
Interest expense	(31,418)	(21,837)	(74,992)	(67,144)
Total Other Income (Expense)	(43,602)	(21,824)	(96,699)	(37,487)

Income Before Income Taxes	20,503	14,739	33,600	36,338

Income Tax Expense	2,132	3,651	4,162	21,104

Net Income	18,371	11,088	29,438	15,234
Induced Conversion of Preferred Stock	44	—	19,840	—
Preferred Stock Dividends	4,278	1,994	8,698	2,326
Net Income Attributable to Common Stockholders	$14,049	$9,094	$900	$12,908

Net Income Per Share Attributable to Common Stockholders
Basic	$0.19	$0.18	$0.01	$0.34
Diluted	$0.19	$0.18	$0.01	$0.34

Weighted Average Number of Common Shares Outstanding
Basic	74,221	50,713	63,490	37,790
Diluted	74,421	60,730	63,732	38,126

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010

Cash Flows From Operating Activities
Net income	$18,371	$11,088	$29,438	$15,234
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	91,301	50,761	208,300	131,084
Deferred income tax expense	2,132	3,651	4,162	21,104
Change in derivative financial instruments
Proceeds from sale of derivative instruments	—	5,000	42,577	5,000
Other – net	(9,773)	(8,577)	(25,987)	(25,692)
Accretion of asset retirement obligations	9,907	6,335	22,229	17,641
Amortization of deferred gain on debt and debt discount and premium	(389)	(2,748)	(43,521)	(33,615)
Amortization and write-off of debt issuance costs	6,568	1,584	10,822	6,043
Stock-based compensation	946	839	3,126	2,580
Payment of interest in-kind	—	—	2,225	—
Changes in operating assets and liabilities
Accounts receivable	(14,732)	17,242	(54,703)	(21,143)
Prepaid expenses and other current assets	10,717	6,218	8,439	(14,967)
Settlement of asset retirement obligations	(19,537)	(16,374)	(54,155)	(58,823)
Accounts payable and accrued liabilities	50,744	29,092	70,756	35,994
Net Cash Provided by Operating Activities	146,255	104,111	223,708	80,440

Cash Flows from Investing Activities
Acquisitions	(9,113)	(846)	(1,022,124)	(275,364)
Capital expenditures	(61,571)	(36,827)	(190,196)	(98,689)
Insurance payments received	—	807	—	53,985
Transfer to restricted cash	—	—	—	(2,160)
Proceeds from the sale of properties	75	—	475	—
Other	(52)	(40)	31	94
Net Cash Used in Investing Activities	(70,661)	(36,906)	(1,211,814)	(322,134)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	1,187	—	562,090	294,468
Conversion of preferred stock to common	(44)	—	(11,956)	—
Dividends to shareholders	(6,153)	(1,994)	(8,326)	(1,994)
Proceeds from long-term debt	378,526	22,687	1,538,526	98,525
Payments on long-term debt	(458,084)	(82,582)	(1,044,851)	(206,025)
Payments for debt issuance costs and other	2,089	(10,469)	(28,495)	(14,088)
Net Cash Provided by (Used in) Financing Activities	(82,479)	(72,358)	1,006,988	170,886

Net Increase (Decrease) in Cash and Cash Equivalents	(6,885)	(5,153)	18,882	(70,808)

Cash and Cash Equivalents, beginning of period	39,991	23,270	14,224	88,925

Cash and Cash Equivalents, end of period	$33,106	$18,117	$33,106	$18,117

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION (In thousands) (Unaudited)
	Quarter Ended
	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	Mar. 31, 2010

Operating revenues
Crude oil sales	$233,081	$156,273	$118,263	$113,908	$117,932
Natural gas sales	32,193	18,301	19,446	19,945	22,872
Hedge gain (loss)	(6,638)	(621)	6,291	5,538	9,323
Total revenues	258,636	173,953	144,000	139,391	150,127
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	87.9%	89.5%	85.9%	85.1%	83.8%
Including hedge gain (loss)	83.8%	84.2%	80.4%	78.6%	76.0%
Operating expenses
Lease operating expense
Insurance expense	7,278	6,498	6,143	7,220	6,602
Workover and maintenance	4,317	4,105	7,618	5,269	8,452
Direct lease operating expense	58,471	34,644	30,413	28,816	25,778
Total lease operating expense	70,066	45,247	44,174	41,305	40,832
Production taxes	721	716	694	1,065	870
DD&A	91,301	62,922	54,077	50,556	50,761
General and administrative	23,155	15,786	18,597	13,127	14,452
Other – net	9,288	4,710	4,836	5,116	6,649
Total operating expenses	194,531	129,381	122,378	111,169	113,564
Operating income	$64,105	$44,572	$21,622	$28,222	$35,563

Sales volumes per day
Natural gas (MMcf)	84.6	53.7	48.1	48.2	48.4
Crude oil (MBbls)	27.3	20.4	17.9	17.3	17.3
Total (MBOE)	41.4	29.4	25.9	25.3	25.4
Percent of sales volumes from crude oil	65.9%	69.5%	69.1%	68.3%	68.3%

Average sales price
Natural gas per Mcf	$4.23	$3.70	$4.39	$4.55	$5.25
Hedge gain per Mcf	1.28	1.85	1.97	2.27	3.03
Total natural gas per Mcf	$5.51	$5.55	$6.36	$6.82	$8.28

Crude oil per Bbl	$94.94	$83.14	$71.79	$72.42	$75.54
Hedge loss per Bbl	(6.67)	(5.18)	(1.48)	(2.80)	(2.46)
Total crude oil per Bbl	$88.27	$77.96	$70.31	$69.62	$73.08

Total hedge gain (loss) per BOE	$(1.78)	$(0.23)	$2.64	$2.40	$4.08

Operating revenues per BOE	$69.46	$64.34	$60.37	$60.50	$65.65
Operating expenses per BOE
Lease operating expense
Insurance expense	1.95	2.40	2.58	3.13	2.89
Workover and maintenance	1.16	1.52	3.19	2.29	3.70
Direct lease operating expense	15.70	12.81	12.75	12.51	11.27
Total lease operating expense	18.81	16.73	18.52	17.93	17.86
Production taxes	0.19	0.26	0.29	0.46	0.38
DD&A	24.52	23.27	22.67	21.94	22.20
General and administrative	6.22	5.84	7.80	5.70	6.32
Other – net	2.49	1.74	2.02	2.22	2.91
Total operating expenses	52.23	47.84	51.30	48.25	49.67
Operating income per BOE	$17.23	$16.50	$9.07	$12.25	$15.98

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

Bcfe – billion cubic feet equivalent, used to equate liquid barrels to natural gas volumes at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Field – an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

MBOE – thousand barrels of oil equivalent.

MMBOE – million barrels of oil equivalent.

MD – measured depth.

Net Pay – cumulative hydrocarbon-bearing formations.

Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

Spud – to begin drilling a well.

TD – target total depth of a well.

TD’d – to finish drilling a well.

TVD – total vertical depth.

Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com
Greg Smith
Director, Investor Relations
713-351-3149
gsmith@energyxxi.com

Seymour Pierce
Nominated Adviser: Jonathan Wright,
Jeremy Porter
Corporate Broking: Richard Redmayne
Tel: +44 (0) 20 7107 8000

Pelham Bell Pottinger
James Henderson
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232